UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 19, 2012

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
HealthSouth Corporation (the “Company”) will participate in the Wells Fargo Securities 2012 Healthcare Conference in Boston on June 19-20, 2012. HealthSouth President and Chief Executive Officer, Jay Grinney, will make a presentation on Wednesday, June 20th at 8:30 a.m. ET using selected slides (the "Conference Slides") previously included in the Investor Reference Book attached as Exhibit 99.1 (the "Investor Reference Book") to the Current Report on Form 8‑K dated May 7, 2012. The presentation will address, among other things, the Company's strategy and financial performance and discuss industry trends and dynamics. The presentation will be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
While the format of certain slides may have changed, the Conference Slides used in the presentation contain much of the same information as previously included in the Investor Reference Book and are attached hereto as Exhibit 99.1.
In May 2012, the Company received data published through the Uniform Data System for Medical Rehabilitation (the “UDS”) for the first quarter of 2012. This data suggested the Company continued to grow its market share during the first quarter of 2012. This industry information, as reported through the UDS under the presumptive method on a quarter lag, showed an average 2.0% increase in discharges for UDS industry sites (including HealthSouth sites) compared to same-store discharge growth of 5.0% for HealthSouth during the first quarter of 2012.
The Company will also provide its observations and considerations for the second quarter of 2012. These observations and considerations are:

•
Volume: Discharge growth for the second quarter of 2012 is on track with previously disclosed expectations for April through December 2012 of 2.5% to 3.5%. As a reminder, discharge growth for the second quarter of 2011 was 6.1%.

•
Balance Sheet: The Company's corporate debt rating was upgraded by Moody's to Ba3 on May 2, 2012. Additionally, the Company's corporate debt rating was upgraded by Standard & Poor's to BB- on May 30, 2012.

•	Growth: The Company received certificate of need approval to build a 50-bed inpatient rehabilitation hospital in the greater Orlando, Florida area.
The Company uses “same store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same store comparisons are calculated based on hospitals open throughout both the full current periods and throughout the full prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company's results of operations.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the Conference Slides attached as Exhibit 99.1 hereto includes non-GAAP financial measures, including the Company's Adjusted EBITDA. The Company believes its Adjusted EBITDA is a measure of its ability to service its debt and its ability to make capital expenditures. The Company reconciles Adjusted EBITDA to net income and to net cash provided by operating activities.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company's credit agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2011 (the “2011 Form 10‑K”). These covenants are material terms of the credit agreement. Non-compliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company's lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company's existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company's assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, referred to as “Adjusted Consolidated EBITDA” there, allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or non-recurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) costs and expenses related to refinancing transactions, (3) any losses from discontinued operations and closed locations, (4) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with stockholder derivative litigation, including the matters related to Ernst & Young LLP and Richard M. Scrushy discussed in Note 21, Settlements, and Note 22, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2011 Form 10-K and Note 8, Contingencies, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 2012, and (5) share-based compensation expense. The Company also subtracts from consolidated net income all unusual or non-recurring items to the extent increasing consolidated net income.
Under the credit agreement, the Adjusted EBITDA calculation does not include adjustments for the following items: (1) net income attributable to noncontrolling interests, (2) gain or loss on disposal of assets, (3) professional fees unrelated to the stockholder derivative litigation, and (4) unusual or non-recurring cash expenditures in excess of $10 million. These items may not be indicative of the Company's ongoing performance, so the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2011 Form 10‑K.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended		Year Ended
	March 31,		December 31,
	2012	2011	2011	2010
	(In Millions)
Net cash provided by operating activities	$81.0	$89.5	$342.7	$331.0
Provision for doubtful accounts	(6.3)	(4.8)	(21.0)	(16.4)
Professional fees—accounting, tax, and legal	3.6	3.8	21.0	17.2
Interest expense and amortization of debt
discounts and fees	23.3	35.1	119.4	125.6
Equity in net income of nonconsolidated
affiliates	3.3	2.5	12.0	10.1
Net income attributable to noncontrolling interests
in continuing operations	(12.6)	(11.8)	(47.0)	(40.9)
Amortization of debt discounts and fees	(0.9)	(1.2)	(4.2)	(6.3)
Distributions from nonconsolidated affiliates	(3.3)	(2.7)	(13.0)	(8.1)
Current portion of income tax expense (benefit)	2.1	(2.1)	0.6	2.9
Change in assets and liabilities	36.9	10.9	49.9	2.8
Net premium (received) paid on bond
issuance/redemption	—	(4.1)	22.8	—
Change in government, class action,
and related settlements liability	—	4.3	(8.5)	2.9
Net cash provided by operating activities of
discontinued operations	(0.4)	(2.1)	(9.1)	(13.2)
Other, including realized losses on sales
of investments	0.3	0.2	0.6	2.0
Adjusted EBITDA	$127.0	$117.5	$466.2	$409.6
For the three months ended March 31, 2012, net cash used in investing activities was $32.9 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended March 31, 2012 was $33.9 million and resulted primarily from net debt borrowings, the repurchase of 25,000 shares of the Company's convertible perpetual preferred stock, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the three months ended March 31, 2011, net cash used in investing activities was $23.4 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and purchases of restricted investments offset by a decrease in restricted cash. Net cash provided by financing activities during the three months ended March 31, 2011 was $26.5 million and resulted primarily from the proceeds from the Company's March 2011 bond offering offset by net payments on the Company's revolving credit facility, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the year ended December 31, 2011, net cash used in investing activities was $24.6 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and purchases of restricted investments offset by proceeds from the sale of five long-term acute care hospitals in August 2011. Net cash used in financing activities during the year ended December 31, 2011 was $336.4 million and resulted primarily from net debt payments, including the optional redemption of the Company's 10.75% Senior Notes due 2016, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the year ended December 31, 2010, net cash used in investing activities was $125.9 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, acquisitions of businesses, and net purchases of restricted investments offset by a decrease in restricted cash and proceeds from the sale of a hospital in Baton Rouge. Net cash used in financing activities during the year ended December 31, 2010 was $237.7 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company's convertible perpetual preferred stock, and debt amendment and issuance costs.
Forward-Looking Statements
Statements contained in this document and the Conference Slides attached as Exhibit 99.1 which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including the Houston HHS-OIG investigation; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and our ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended March 31, 2012.
ITEM 9.01. Financial Statements and Exhibits
(d)    Exhibits

99.1	Conference Slides of HealthSouth Corporation used in connection with its June 20, 2012 presentation at the Wells Fargo Securities 2012 Healthcare Conference in Boston.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: June 19, 2012